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                                                                   EXHIBIT 10.68


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                             AMENDMENT NUMBER ONE TO
                           LOAN AND SECURITY AGREEMENT


     THIS AMENDMENT NUMBER ONE TO LOAN AND SECURITY AGREEMENT, dated as of April 21, 1999 (this "Amendment"), amends that certain Loan and Security Agreement, dated as of June 19, 1997 (as amended from time to time, the "Loan Agreement"), by and between CATALYST SEMICONDUCTOR, INC., a Delaware corporation ("Borrower"), on the one hand, and COAST BUSINESS CREDIT, a division of Southern Pacific Bank, a California corporation ("Coast"), on the other hand. All initially capitalized terms used in this Amendment shall have the meanings ascribed thereto in the Loan Agreement unless specifically defined herein.

                                    RECITALS

     WHEREAS, Borrower and Coast wish to amend the Loan Agreement pursuant to the terms and provisions set forth in this Amendment; and

     NOW, THEREFORE, the parties hereto agree as follows:

                                    AMENDMENT

     Section 1. AMENDMENT TO SECTION 1.1 OF THE LOAN AGREEMENT REGARDING THE MAXIMUM DOLLAR AMOUNT. Section 1.1 of the Loan Agreement is hereby amended by deleting such Section in its entirety and replacing it with the following:

     "1.1 LOANS, COLLATERAL AGREEMENTS. Borrower has requested and may hereafter request that Coast advance funds or otherwise extend credit to or for the benefit of Borrower ("Loans(s)") in accordance with the terms and provisions of this Loan Agreement and other written agreements ("Collateral Agreements(s)"), including, but not limited to, any one or more of the following described security agreements now or hereafter entered into between Borrower and Coast: (a) Accounts Collateral Security Agreement; (b) Inventory Collateral Security Agreement; (c) Intellectual Property Collateral Security Agreement; and (d) any promissory notes or guaranties. The amount and terms of payment of any Loans by Coast to Borrower shall be determined in accordance with the terms and provisions of this Loan Agreement and of any extended Collateral Agreements. Notwithstanding anything herein or in any Collateral Agreement to the contrary, in no event shall the Borrower permit the total balance of all Loans and all other Obligations outstanding at any one time exceed $5,000,000 ("Maximum Dollar Amount"); and, if for any reason they do, Borrower shall immediately pay the amount of such excess to Coast in immediately available funds."

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     Section 2. AMENDMENT TO SECTION 1.2 OF THE LOAN AGREEMENT REGARDING THE
INTEREST RATE AND MINIMUM INTEREST. Section 1.2 of the Loan Agreement is hereby amended by deleting such Section in its entirety and replacing it with the following:

     "1.2 INTEREST. All Loans shall bear interest at a rate equal to the "Prime Rate" (as hereinafter defined), plus 4.5% per annum, calculated on the basis of a 360-day year for the actual number of days elapsed provided, however, all Loans shall bear interest at a rate equal to the Prime Rate plus 3.50% per annum upon receipt of evidence acceptable to Coast in its sole and absolute discretion that Borrower has achieved for a period of two consecutive quarters and thereafter maintained a Tangible Net Worth (as that term is define herein) no more negative than negative ($1,000,000), and provided, further, all Loans shall bear interest at a rate equal to the Prime Rate plus 2.50% per annum upon receipt of evidence acceptable to Coast in its sole and absolute discretion that Borrower has achieved for a period of two consecutive quarters and thereafter maintained a Tangible Net Worth (as that term is defined herein) of at least a positive $500,000. The interest rate applicable to all Loans shall be adjusted monthly as of the first day of each month, and the interest to be charged for that month shall be based on the highest "Prime Rate" in effect during said month, but in no event shall the rate of interest charged on any Loans in any month be less than 8% per annum. "Prime Rate" is defined as the actual "Reference Rate" or the substitute therefor of the Bank of America NT & SA ("B of A") whether or not that rate is the lowest interest rate charged by B of A. If the Prime Rate, as defined, is unavailable, "Prime Rate" shall mean the highest of the prime rates published in the Wall Street Journal on the first business day of the month, as the base rate on corporate loans at large U.S. money center commercial banks. Regardless of the amount of Obligations that may be outstanding from time to time, Borrower shall pay Coast minimum monthly interest during the effectiveness of this Agreement in the amount due based on daily outstandings of not less than forty percent of the Maximum Dollar Amount."

     Section 3. AMENDMENT TO SECTION 1.3 OF THE LOAN AGREEMENT REGARDING THE FACILITY FEE. Section 1.3 of the Loan Agreement is hereby amended by deleting the second sentence of such Section in its entirety and replacing it with the following:

     "Borrower shall pay to Coast a facility fee of Three Thousand Dollars ($3,000) per quarter (prorated for any partial quarter during the term of this Agreement)."

     Section 4. AMENDMENT TO SECTION 1.4 OF THE LOAN AGREEMENT REGARDING LETTERS OF CREDIT. Section 1.4 of the

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Agreement is amended by deleting all provisions which provide for the issuance of Letters of Credit for the account of Borrower, All other Letters of Credit provisions of said Section and the Agreement shall survive including, without limitation, Borrower's indemnification of Coast arising out of or in connection with any Letters of Credit.

     Section 5. AMENDMENT TO SECTION 4.10 OF THE LOAN AGREEMENT REGARDING THE TANGIBLE NET WORTH COVENANT. Section 4.10 of the Loan Agreement is hereby amended by deleting such Section in its entirety and replacing it with the following:

     "4.10 TANGIBLE NET WORTH. Borrower shall maintain, at all times at which any Obligations remain outstanding, a minimum Tangible Net Worth no more negative than negative ($2,500,000) where "Tangible Net Worth" means consolidated stockholders' equity, less, goodwill, patents, trademarks, copyrights, franchises, formulas, leasehold interests, leasehold improvements, non-compete agreements, engineering plans, deferred tax benefits and organization costs. The Tangible Net Worth requirement stated in this Section shall be adjusted as follows on the following dates: (1) no more negative than negative ($1,800,000) by July 31, 1999, (2) no more negative than negative ($1,000,000) by January 31, 2000, (3) no more negative than negative ($500,000) by April 30, 2000, and (4) equal to or greater than a positive $100,000 by October 31, 2000."

     Section 6. AMENDMENT TO SECTION 5 OF THE LOAN AGREEMENT REGARDING FLOAT DAYS. Section 5 of the Loan Agreement is hereby amended by deleting such Section in its entirety and replacing it with the following:

     "All forms of payments delivered to Coast on account of the Obligations constitute conditional payment only until such items are actually paid in cash to Coast; solely for the purpose of computing interest earned by coast, credit therefor and for bank wire transfers shall be given as of the second business day after receipt by Coast as to uncollected funds and zero days after receipt of collected (good) funds in order to allow for clearance, bookkeeping and computer entries. All payments made by Borrower may be applied, and in Coast's sole discretion reversed and re-applied, in whole or in part to any of the Obligations, in such order and manner as Coast shall determine in its sole discretion."

     Section 7. AMENDMENT TO SECTION 8 OF THE LOAN AGREEMENT REGARDING THE TERMINATION DATE, NOTICE OF TERMINATION AND EARLY TERMINATION FEE. Section 8 of the Loan Agreement is hereby amended by deleting the first sentence (and the parenthetical immediately following the first sentence), second sentence and fifth sentence of such Section in their entirety and replacing them with the following:

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     [1st sentence]

     "This Loan Agreement and all Collateral Agreement(s) shall continue in effect until June 30, 2001 (the "renewal date") and shall thereafter automatically and continuously renew for successive additional terms of one year(s) each unless terminated as to future transactions as hereinafter provided. Borrower, upon execution of this Amendment, shall immediately pay a renewal fee of 0.5% of the Maximum dollar Amount in consideration of this renewal through June 30, 2001 and shall pay a renewal fee of 0.5% of the Maximum Dollar Amount to Coast prior to the renewal date and on each subsequent anniversary thereafter that this Loan Agreement and the Collateral Agreement(s) automatically renew. (The renewal date and each subsequent date on which the terms of this Loan Agreement and the Collateral Agreement(s) automatically renew are hereinafter referred to as "renewal dates".)"

     [2nd sentence]

     "This Loan Agreement and any Collateral Agreement may be terminated, as to future transactions only, as follows: (a) By written notice from either Coast or borrower to the other, not less than ninety (90) days prior to the next renewal date, in which event termination shall be effective on the next renewal date; or (b) By Coast at any time after the occurrence of an Event of Default, without notice, in which event termination shall be effective immediately; or (c) By ninety (90) days' prior written notice from Borrower to Coast, in which event, termination shall be effective on the ninetieth day after such notice is given or (d) By the grant by Borrower to any third party of a lien or encumbrance on, or security interest in, any of the Collateral, as provided in Paragraph 3.5, in which event termination shall be effective on the date selected by Coast pursuant to Paragraph 3.5."

     [5th sentence]

     "If termination occurs under subparagraph (b), (c) or (d) above, Borrower shall pay to Coast a termination fee in an amount equal to four percent (4%) of the Maximum Dollar Amount if termination occurs at any time prior to or including June 30, 2000 and two percent (2%) of the Maximum Dollar Amount if termination occurs any time thereafter."

     Section 8. CONDITION PRECEDENT. The effectiveness of this Amendment is expressly conditioned upon: (i) the receipt by Coast of an executed copy of this Amendment executed by Borrower, and (ii) payment of a renewal fee in an amount equal to 0.5% of the Maximum Dollar Amount.

         Section 9. ENTIRE AGREEMENT. The Loan Documents, as amended hereby, embody the entire agreement and understanding between the parties hereto and

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supersede all prior agreements and understandings relating to the subject matter hereof. Borrower represents, warrants and agrees that in entering into the Loan Documents and consenting to this Amendment, it has not relied on any representation, promise, understanding or agreement, oral or written, of, by or with, Coast or any of its agents, employees, or counsel, except the representations, promises, understandings and agreements specifically contained in or referred to in the Loan Documents, as amended hereby.

     Section 10. CONFLICTING TERMS. In the event of a conflict between the terms and provisions of this Amendment and the terms and provisions of the Loan Documents, the terms of this Amendment shall govern. In all other respects, the Loan Documents, as amended and supplemented hereby, shall remain in full force and effect.

     Section 11. MISCELLANEOUS. This Amendment shall be governed by and construed in accordance with the laws of the State of California. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any party hereto may execute this Amendment by signing such counterpart.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective officers thereunto duly authorized as of the date first above written.

                                       BORROWER:

                                       CATALYST SEMICONDUCTOR, INC.,
                                       A Delaware Corporation


                                       By /s/ Radu M. Vanco
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                                          President or Vice President


                                       By /s/ Thomas E. Gay III
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                                          Secretary or Ass't Secretary


                                       COAST:

                                       COAST BUSINESS CREDIT,
                                       A division of Southern Pacific Bank


                                       By /s/ Jeffrey Cristol
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                                       Title   Vice President
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